Exhibit 99.1

FOR IMMEDIATE RELEASE

ISORAY, INC. REPORTS THIRD QUARTER RESULTS

Institutional Interest On The Rise Following Recently Published Reports

Showing Cesium-131’s Success in Treating Cancer

RICHLAND, Washington (May 18, 2015) – IsoRay, Inc. (NYSE MKT: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, announced its financial results for the quarter and nine months ended March 31, 2015. Recent publications are having a positive impact in the marketplace with new institutions seeking licenses to offer Cesium-131 treatment. While revenue increased a nominal two percent between the quarter ended March 31, 2014 and the quarter ended March 31, 2015, revenue was basically flat when comparing the nine month periods. IsoRay has a current cash balance of over $20,000,000 with no debt.

IsoRay’s management continues to diversify its product offerings. Several new institutional based studies are in the final stages of implementation and their launch should be announced shortly. These studies involve new body sites or are designed to test new theories on how to better treat cancer patients with the hope of lessening patient side effects thus providing improved quality of life. Many of the Cesium-131 cases currently being performed outside the prostate are performed on patients that have aggressive cancers which to date have failed current standard of care options. Management continues to believe the prostate market has bottomed out at this time. Management continues to see slow adoption for IsoRay’s international sales efforts, with the devaluation of the Euro causing its products to become higher in price.

IsoRay has been very active in marketing its product line at numerous new venues in support of the growing number of body sites currently treated with Cesium-131. IsoRay exhibited at a number of national conventions and regional conferences and also sponsored industry leaders in formal dinner presentations noting the methods and successes of using Cesium-131 to treat specific cancer types. National meetings attended include the American Association of Neurological Surgeons, Society of Gynecological Oncology and The Society of Thoracic Surgeons. Isoray supported several institutional sponsored events including Rutgers (Robert Wood Johnson)-Cancer Institute of NJ 2015 4-R Symposium and Weill Cornell Advances in Brachytherapy, An International Symposium.

IsoRay Chairman and CEO Dwight Babcock commented, “Clinical evidence provided through protocols/studies performed by major medical centers is proving utilizing Cesium-131 is either equal to or better than the current standard of care alternatives. This evidence, coupled with patients enjoying an improved quality of life, remains the key to IsoRay’s success. Studies also aid in generating awareness and ultimately general adoption by community hospitals and physicians, which will in turn drive consumers to our product offerings. To this end and given this growing acceptance and interest in our now published results, IsoRay remains committed to our strategic sales and marketing objectives, which we believe will contribute to long term growth and achieving profitability."

IsoRay, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the three		For the nine
	months ended		months ended
	March 31,		March 31,
	2015	2014	2015	2014

Product sales, net	$1,158,109	$1,134,319	$3,265,795	$3,269,642
Cost of product sales	1,102,912	1,083,413	3,303,364	3,329,950

Gross profit / ( loss)	55,197	50,906	(37,569)	(60,308)

Operating expenses:
Research and development expenses	141,399	153,611	458,636	470,631
Sales and marketing expenses	374,876	245,558	1,032,402	931,210
General and administrative expenses	589,934	640,732	1,703,825	1,805,732
Total operating expenses	1,106,209	1,039,901	3,194,863	3,207,573

Operating loss	(1,051,012)	(988,995)	(3,232,432)	(3,267,881)

Non-operating income (expense):
Interest income	68,954	556	214,009	1,391
Change in fair value of warrant derivative liability	28,605	(1,095,000)	375,605	(1,014,000)
Finance and interest expense	(100)	-	(3,551)	(827)
Non-operating income (expense), net	97,459	(1,094,444)	586,063	(1,013,436)

Net loss	(953,553)	(2,083,439)	(2,646,369)	(4,281,317)
Preferred stock deemed dividends (Note 10)	-	-	-	(726,378)
Preferred stock dividends	(2,658)	(2,658)	(7,974)	(7,974)

Net loss applicable to common shareholders	$(956,211)	$(2,086,097)	$(2,654,343)	$(5,015,669)

Basic and diluted loss per share	$(0.02)	$(0.05)	$(0.05)	$(0.13)

Weighted average shares used in computing net loss per share:
Basic and diluted	54,883,551	42,506,077	54,878,297	38,852,980

The accompanying notes are an integral part of these financial statements

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About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which is expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of GliaSite® and Cesium-131 by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter@Isoray.

Contact:

IsoRay Medical

(509) 375-1202

info@Isoray.com

OR

Worldwide Financial

(954) 360-9998

Info@wwfinancial.com

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of our products and their delivery systems, future demand for IsoRay’s existing and planned products, whether revenue and other financial metrics will improve in future periods, whether IsoRay will be able to continue to expand its base beyond prostate cancer, whether sales of our products will continue at historic levels or increase, whether the use of our products will increase or continue, whether additional medical centers will obtain licensure to offer our products or will begin using our products, whether new studies will be launched, whether additional studies will be published or presented with favorable outcomes from treatment with our products, whether we will continue to receive support from industry leaders, whether awareness of our products in the medical community will continue or increase, whether our sales and marketing efforts will be successful, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay’s products, changing levels of demand for IsoRay’s current and proposed future products, IsoRay’s ability to reduce or maintain expenses while increasing sales, patient results achieved using our products in both the short and long term, success of future research and development activities, patient results achieved when our products are used for the treatment of cancers and malignant diseases beyond prostate cancer, IsoRay’s ability to successfully manufacture, market and sell its products, IsoRay’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, the success of our sales and marketing efforts, IsoRay’s ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our products, whether additional studies and protocols are released and support the conclusions of past studies and protocols, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in their various forms, continued compliance with ISO standards as audited by BSI, and other risks detailed from time to time in IsoRay’s reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.